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                                                                   PRESS RELEASE
MAHONING NATIONAL BANCORP, INC.


                  TO LIST ON THE NASDAQ NATIONAL MARKET SYSTEMS
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     Gregory L. Ridler, Chairman of the Board, President and Chief Executive
Officer, of Mahoning National Bancorp, Inc. announced today that the Company will begin trading on the NASDAQ National Market System on January 5, 1998.

     Mahoning National Bancorp, Inc., which has a total of 6,300,000 outstanding common shares, will trade under the symbol "MGNB."

     Market makers in the Company's common stock include: McDonald & Company Securities, Inc., The Ohio Company and Sandler O'Neill & Partners, L.P.

     Total assets of Mahoning National Bancorp, Inc. approximated $795 million on December 31, 1997. Its sole subsidiary, The Mahoning National Bank of Youngstown, with twenty-one offices located throughout Mahoning and Trumbull Counties, offers a full range of commercial and consumer financial services as well as Trust and Investment products and services.

     Investors, analysts, portfolio managers and others seeking financial information concerning Mahoning National Bancorp, Inc. may contact Norman E. Benden, Jr. Senior Vice President and Chief Financial Officer at 330-742-7045.


January 2, 1998